Cullen Funds Trust N-CSRS

Exhibit 99.906 CERT

certification

James P. Cullen, Chief Executive Officer and Principal Executive Officer, and Stephen O’Neil, Treasurer  and Principal Financial Officer of the Cullen Funds Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Treasurer
Principal Executive Officer	Principal Financial Officer
Cullen Funds Trust	Cullen Funds Trust

/s/ James P Cullen	/s/ Stephen O’Neil
James P. Cullen	Stephen O’Neil

Date:	March 10, 2026	Date:	March 10, 2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.